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                                                                    EXHIBIT 23.2
                         [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                       /s/ Arthur Andersen LLP

Phoenix, Arixona,
 October 13, 1997.